                                                                                                Exhibit 99.1

Contact:
Tom Konatich
SIGA Technologies, Inc.
Chief Financial Officer & Acting CEO
(212) 672-9100

FDA APPROVES ORPHAN DRUG DESIGNATION FOR
SIGA’S SMALLPOX DRUG, SIGA-246

THE DESIGNATION IS FOR BOTH TREATMENT AND PREVENTION OF SMALLPOX

New York, December 20, 2006 -- SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that the Office of Orphan Products Development (OOPD) of the United States Food and Drug Administration (FDA) has granted Orphan Drug designation to SIGA-246, SIGA’s smallpox drug, for the prevention and treatment of smallpox. In December 2005, the FDA awarded SIGA-246 fast track status to expedite the drug’s review.

Orphan Drug designation will entitle SIGA to seven years of marketing exclusivity in the United States if SIGA-246 becomes the first drug of its kind to obtain marketing approval from the FDA. Historically, the approval time for orphan products as a group has been considerably shorter than the approval time for other drugs.

“This is an important step in bringing SIGA-246 to market. The drug has made significant progress since the approval of its Investigational New Drug application just a year ago. In July 2006, we successfully completed the first planned human clinical safety trial, and, in October, the drug demonstrated 100% protection against human smallpox virus in a primate trial. We believe that SIGA-246 holds great promise and will be the first drug available to prevent and treat the disease without significant side effects,” said Dr. Dennis E. Hruby, Chief Scientific Officer of SIGA.

Smallpox has been designated by the Department of Homeland Security as a “material threat” to our national security, qualifying SIGA -246 for purchase for the Strategic National Stockpile under Project Bioshield. Currently, there is no effective and safe smallpox therapy available without the risk of significant complications, and the U.S. government has expressed strong interest in the development of novel smallpox therapies.  Existing techniques to prevent or ameliorate smallpox have unacceptably high rates of complications, including encephalitis, myocarditis and death, and can take days or weeks to confer protection.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents and vaccines to fight potential biowarfare pathogens. In addition to smallpox, SIGA has antiviral programs targeting other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). SIGA's product development programs also emphasize the increasingly serious problem of drug resistant bacteria.

For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward-looking Statements

This Press Release contains or implies certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection for its products and (f) regulatory approval for SIGA’s products may require further or additional testing that will delay or prevent approval. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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